KPMG Peat Marwick LLP
                                                                 Exhibit 23.1



               CityPlace II
               Hartford, CT 06103-4103





                                  Consent of Independent Auditors


The Board of Directors
Dime Financial Corporation:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement. Our report refers to changes in the methods of accounting for investment securities in 1994 and postretirement benefits other than pensions and income taxes in 1993.


                                                     /s/ KPMG Peat Marwick LLP



Hartford, Connecticut
July 18, 1996





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